EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

To:

UNITY WIRELESS CORPORATION (the “Corporation” or the “Issuer”)
7438 Fraser Park Drive, Burnaby, B.C., Canada, V5J 5B

The undersigned (the “Subscriber”) hereby acknowledges that the Corporation is proceeding with a private placement of up to 33,333,333 units (the “Units”) at a price of $0.09 per Unit, each Unit consisting of one (1) share (“Share”) of Common Stock of the Corporation and one and one-half (1.5) of a Share Purchase Warrant (“Warrant”); each full Share Purchase Warrant will entitle the holder to purchase one (1) additional Share at a price of $0.10 per Share if exercised on or before the date that is five years after the date of the issuance of the Warrant.  The Warrants shall have anti-dilution price protection on terms identical with such protection included in previous warrants issued by the Corporation.  The Subscriber hereby tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Corporation, to issue and sell to the Subscriber the number of Units set out below on the terms and subject to the conditions set out in this Agreement.

Number of Units:	__________________
Total Purchase Price at $0.09 per Unit:	$__________________

DATED this ________ day of __________________, 20___.

______________________________________

___________________________________

(Name of Subscriber - please print)

(Subscriber’s Address)

by: ___________________________________

___________________________________

(Official Capacity or Title - please print)

___________________________________

(Telephone Number)

______________________________________

___________________________________

Authorized Signature

(Facsimile Number)

______________________________________

___________________________________

(Please print name of individual whose signature

(E-mail Address)

appears above if different than the name of the

Subscriber printed above).

If Registration or delivery instructions are different from the address listed above, please advise the Issuer at the time of subscription.

This subscription is accepted by the Corporation this ______ day of ___________________, 20__.

UNITY WIRELESS CORPORATION

Per:

Authorized Signatory

#

1.

INTERPRETATION

1.1.

In this Agreement, unless the context otherwise requires:

“1933 Act” means the United States Securities Act of 1933, as amended, and rules and regulations thereunder, and regulatory interpretations thereof;

“Applicable Securities Laws” means the securities laws of the United States and the provinces of Canada, and rules, regulations thereunder and regulatory interpretations thereof.

“Accredited Investor” has the meaning set forth in Appendix I hereto;

“Closing” means the day the Subscriber’s Shares are issued to the Subscriber;

“Commissions” means the United States Securities and Exchange Commission and any of the Canadian securities commissions;

 “Exemption” means the exemptions from the prospectus requirements of the Applicable Securities laws of Canada, and the registration requirement under the 1933 Act;

“Parties” or “Party” means the Subscriber, the Corporation or both, as the context requires;

“Offering” means the offering of the Units by the Issuer;

“Regulation S” means Regulation S promulgated under the 1933 Act;

“Regulatory Authorities” means the Commission and the securities regulatory authorities in an international jurisdiction;

 “Shares” means shares in the common stock of the Corporation;

“Subscriber” has the meaning ascribed to it on the cover page;

“Subscriber’s Units” means those Units which the Subscriber has agreed to purchase under this Agreement;

“Subscription Proceeds” means the total gross proceeds from the sale of Units under the Offering;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Person” has the meaning ascribed to it in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (v) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.

0.1

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

0.2

This Agreement is to be read with all changes in gender or number as required by the context.

0.3

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

0.4

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful currency of the United States of America.

0.5

This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein, and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

1.

REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

2.1

The Subscriber acknowledges, represents, warrants and covenants to and with the Corporation that, as at the date given above and at the Closing:

(a)

no prospectus or registration statement has been filed by the Corporation with any of the Commissions in connection with the issuance of the Units on the basis that such issuance is exempted from the prospectus and registration requirements of Applicable Securities Laws:

(i)

the Subscriber may be restricted from using most of the civil remedies available under Applicable Securities Laws;

(ii)

the Subscriber may not receive information that would otherwise be required to be provided to it under Applicable Securities Laws; and

(iii)

the Corporation is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(a)

the Subscriber certifies that it is resident in the jurisdiction(s) set out on the first page of this Agreement, and the Subscriber:

(i)

is not a "US Person" (as that term is deemed in the US Securities Act of 1933, as amended (the "1933 Act") and is not purchasing the Securities for the account of or benefit of a U.S. Person;

(ii)

was not offered the Units while present in the United States of America; and

(iii)

did not execute or deliver this subscription while present in the United States of America;

(a)

the Subscriber will not at the time of Closing or exercise of any of the Subscriber’s Warrants be a U.S. Person;

(b)

the Subscriber understands and acknowledges that the Shares, the Warrants and the Warrant Shares have not been registered under the 1933 Act, or the securities laws of any state of the United States and that the issuance of such securities contemplated hereby will be made in reliance upon an exclusion from such registration requirements and such securities will be “restricted securities” within the meaning of Rule 144 under the 1933 Act;

(c)

the Subscriber understands and agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Shares, the Warrants or the Warrant Shares, it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless such securities are registered for resale under the 1933 Act and under any applicable state securities laws, if required, or: (i) the transfer is to the Corporation; (ii) the transfer is made outside the United States in accordance with the provisions of Regulation S and in compliance with applicable local laws and regulations; (iii) the transfer is made in compliance with an exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or (iv) the transfer is made in another transaction that does not require registration under the 1933 Act or any applicable state securities laws after the seller furnishes to the Corporation an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect.  The Subscriber acknowledges and agrees that it will not engage in any hedging transactions with regard to the Shares, the Warrants or the Warrant Shares unless in compliance with the 1933 Act.  The Subscriber acknowledges and agrees that a legend reflecting the restrictions and limitations on transfer and hedging set forth herein will be placed on the certificates representing the Shares, the Warrants or the Warrant Shares, and all certificates issued in exchange therefor or in substitution thereof, until such time as it is no longer required under the 1933 Act or applicable state securities laws;

(d)

the Subscriber consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Shares, the Warrants or the Warrant Shares in order to implement the restrictions on transfer set forth and described herein; and

(e)

the Subscriber acknowledges and agrees that any person who exercises the Warrants will be required to provide to the Corporation either:

(1)

a written certification that the holder (a) at the time of exercise of the Warrants is not in the United States, (b) is not a “U.S. person,” as such term is defined in Regulation S (a “U.S. Person”), and is not exercising such securities on behalf of a U.S. Person or a person in the United States, and (c) did not execute or deliver the exercise form for such securities in the United States; or

(2)

a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available for the Warrant Shares.

(a)

the Subscriber is purchasing the Subscriber’s Units as principal for its own account and not for the benefit of any other person, and is purchasing the Subscriber’s Units for investment only and not with a view to the resale or distribution of all or any of the Subscriber’s Units;

(b)

the Subscriber acknowledges that:

(i)

no Commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(ii)

there is no government or other insurance covering the Units;

(iii)

there are risks associated with the purchase of the Units;

(iv)

there are restrictions on the Subscriber’s ability to resell the Units and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Units; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption to provide the Subscriber with a prospectus or registration statement and, as a consequence of acquiring Units pursuant to an Exemption, certain protections, rights and remedies provided by Applicable Securities Laws including statutory rights of rescission or damages, may not be available to the Subscriber;

(a)

the Subscriber is an Accredited Investor, by virtue of the fact that the Subscriber falls within one or more of the sub-paragraphs of the definition of Accredited Investor set out in Appendix I, and the Subscriber has checked the sub-paragraph(s) applicable to the Subscriber);

(b)

no person has made to the Subscriber any written or oral representations:

(i)

that any person will resell or repurchase any of the Units;

(ii)

that any person will refund the purchase price of any of the Units; or

(iii)

as to the future price or value of any of the Units;

(a)

the Subscriber will not become a “control person” by virtue of the purchase of the Subscriber’s Shares, and does not intend to act in concert with any other person to form a control group of the Issuer;

(b)

the Subscriber has no knowledge of a “material fact” or “material change” in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge of this particular transaction;

(c)

the Subscriber’s decision to tender this offer and purchase the Subscriber’s Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person and is based entirely upon currently available public information concerning the Corporation;

(d)

the offer made by this subscription is irrevocable by the Subscriber and requires acceptance by the Corporation;

(e)

the Corporation will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Subscriber’s Units to the Subscriber being exempt from the prospectus and registration requirements under applicable relevant securities legislation;

(f)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(g)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(h)

this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(i)

the Subscriber has been advised  to consult its own legal advisors with respect to the applicable hold periods imposed in respect of the Shares by applicable securities legislation and regulatory policies and confirms that no representations by the Corporation have been made respecting the hold periods applicable to the Units;

(j)

the Subscriber is aware of the risks and other characteristics of the Units and of the fact that the Subscriber may not be able to resell the Units purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Units will be subject to resale restrictions under Applicable Securities Laws and will bear one or more legends to this effect;

(k)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Corporation as may be required;

(l)

the Subscriber acknowledges that upon completion of the Offering, the Corporation may pay certain commissions or finder’s fees with respect to the Subscriber’s purchase of Units;

(m)

the Subscriber has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(n)

the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(o)

the Subscriber agrees that the Corporation may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber may be acting; and

(p)

the Subscriber agrees that the above representations, warranties, covenants and acknowledgements in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

2.2

The foregoing representations, warranties, covenants and acknowledgements are made by the Subscriber with the intent that they be relied upon by the Corporation in determining its suitability as a purchaser of Shares, and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon.  The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

1.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

3.1

The Corporation represents, warrants and covenants that, as of the date given above and at the Closing:

(a)

the Corporation is a valid and subsisting corporation incorporated and in good standing under the laws of the State of Delaware;

(b)

the Corporation is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

(c)

the Corporation will reserve or set aside sufficient shares in its treasury to issue the Shares and the Warrant Shares, not later than the date of the effectiveness of the registration statement, that may be acquired hereunder, and upon their issuance the Shares comprising the Units will be duly and validly issued as fully paid and non-assessable, and when issued in accordance with the proper exercise of the Warrants, the Warrant Shares issuable thereunder shall be duly and validly issued as fully paid and non-assessable;

(d)

the Corporation has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions in relation to the issue of its securities and in all matters relating to the Offering;

(e)

the issue and sale of the Units by the Corporation does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Corporation’s incorporating documents or any agreement or instrument to which the Corporation is a party or by which it is bound;

(f)

the Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Corporation’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(g)

there are no judgments against the Corporation which are unsatisfied, nor is the Issuer subject to any consent decrees or injunctions;

(h)

this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Corporation, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Offering; and

(i)

no order ceasing or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened.

3.2

The representations and warranties contained in this section will survive the Closing for a period of one year.

3.3

Upon acceptance of this subscription, the Corporation agrees and undertakes that it shall make it best efforts to file a registration statement, within a reasonable period of time, with the Securities and Exchange Commission (SEC) of the United States of America for the registration for sale of the Subscriber’s Shares and Warrant Shares, and shall use its best efforts to keep such registration statement continuously effective under the 1933 Act until the earlier of the date where all securities covered by such registration statement have been sold, and 24 months from the date of Closing.  The Corporation agrees that it shall provide to the Subscriber the same registration rights provided to the holders of convertible notes of the Corporation, including the following penalty provision:

If: (i) a Registration Statement is not filed on or prior to June 30, 2007, (ii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission within 120 days of its date of filing, (iii) after its date of effectiveness, a Registration Statement ceases for any reason to remain continuously effective as to all securities for which it is required to be effective, or the subscribers are otherwise not permitted to utilize the Prospectus therein to resell such Shares for more than 20 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of (iii) the date on which such 20 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the subscribers may have, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each subscriber an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such subscriber pursuant to this Subscription Agreement for any Shares then held by such subscriber, subject to an overall limit of up to 24 months of partial liquidated damages.  If the Corporation fails to pay any such partial liquidated damages in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the subscriber, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

4.

WITHDRAWAL OF SUBSCRIPTION

4.1

The Subscriber waives the right to withdraw this subscription and to terminate its obligations hereunder at any time before the Closing.

5.

CLOSING

5.1

The Closing will take place on such date or dates to be determined by the Issuer, and if a Closing does not occur on or before ___________ , 2007, the subscription proceeds will be returned to the Subscriber without interest or deduction.

5.2

Upon execution of this Agreement, the Subscriber will deliver to the Corporation:

(a)

this subscription form, duly executed;

(b)

at Closing Subscriber will deliver to the Corporation a certified cheque, wire transfer or bank draft for the total price of the Subscriber’s Units made payable to the Corporation; and

(c)

the completed applicable Appendices.

5.3

At Closing, the Corporation will deliver to the Subscriber the certificate(s) representing the Subscriber’s Shares and Warrants registered in the name of the Subscriber or its nominee.

1.

RESALE RESTRICTIONS

6.1

The Subscriber understands and acknowledges that the Units will be subject to resale restrictions under applicable United States and Canadian securities laws, the terms of which may be endorsed on the certificates representing the Units, and the Subscriber agrees to comply with such resale restrictions. The Subscriber also acknowledges that it has been advised to consult with its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible for complying with such restrictions and the Corporation is not responsible for ensuring compliance by the Subscriber with the applicable resale restrictions.

2.

USE OF PERSONAL INFORMATION

7.1

The Subscriber hereby acknowledges and consents to: (i) the disclosure by the Subscriber and the Corporation of Personal Information concerning the Subscriber to a securities commission or other regulatory authority (a “Securities Commission”), or to a stock exchange and any of its affiliates, authorized agents, subsidiaries and divisions, (collectively referred to as “an Exchange”); and (ii) the collection, use and disclosure of Personal Information by an Exchange for the following purposes (or as otherwise identified by such Exchange, from time to time):

(a)

to conduct background checks;

(b)

to verify the Personal Information that has been provided about the Subscriber;

(c)

to consider the suitability of the Subscriber as a holder of securities of the Corporation;

(d)

to consider the eligibility of the Corporation to list on the Exchange;

(e)

to provide disclosure to market participants as the security holdings of the Corporation’s shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

(f)

to detect and prevent fraud;

(g)

to conduct enforcement proceedings; and

(h)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of an Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets.

7.2

Herein, “Personal Information” includes any information about the Subscriber required to be disclosed to a Securities Commission or an Exchange, whether pursuant to a Securities Commission or Exchange form or a request made by a Securities Commission or an Exchange.

7.3

The Subscriber acknowledges and consents to: (i) the fact that the Corporation is collecting his Personal Information for the purpose of completing this Agreement; (ii) the Issuer retaining such Personal Information for as long as permitted or required by law or business practices; (iii) the fact that the Corporation may be required by securities laws, the rules and policies of any stock exchange to provide regulatory authorities with any Personal Information provided by the Subscriber in this Agreement.

3.

MISCELLANEOUS

8.1

The Subscriber hereby authorizes the Corporation to correct any formal errors in, or complete any minor information missing from this Agreement and any Appendix that has been executed by the Subscriber and delivered to the Corporation, but the Corporation may not correct any errors in substance without the consent of the subscriber.  The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any securities regulatory authority in connection with the Offering.

8.2

This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

8.3

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Units and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation, or by anyone else.

8.4

The Parties may amend this Agreement only in writing.

8.5

This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and, successors.

8.6

A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party’s respective address which is noted on the cover page of this Agreement.

8.7

This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Corporation will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Corporation had accepted the subscription originally executed by the Subscriber.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

#

- # -

APPENDIX I

ACCREDITED INVESTOR QUESTIONNAIRE

For the purposes of compliance with applicable Canadian securities laws, the Subscriber represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Issuer, (and acknowledges that the Issuer is relying thereon) that:

(a)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, and risks of the investment and it is able to bear the economic risk of loss of the investment;

(b)

it is purchasing the Units for its own account or for the account of one or more persons (a “Beneficial Purchaser”) for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Shares has any intention to distribute either directly or indirectly any of the Units in the United States; provided, however, that the Units may be offered, sold or otherwise disposed of pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)

it, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Units is an Accredited Investor that satisfies one or more of the categories of Accredited Investor indicated below (the Subscriber must initial “SUB” for the Subscriber, and “BP” for each Beneficial Purchaser, if any, on the appropriate line(s)):

(a)	a Canadian financial institution, or a Schedule III bank;
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(f)	N/a
(g)	N/a
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)

an individual whose net income before taxes exceeded $200 000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
(n)

an investment fund that distributes or has distributed its securities only to

(i)   a person that is or was an accredited investor at the time of the distribution,

(ii)  a person that acquires or acquired, as principal, securities of an issuer having an acquisition cost of not less than $150,000 paid in cash at the time of acquisition.

(o)	N/a
(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)   is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)   n/a

(r)	N/a
(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function
(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
(v)	(v) a person that is recognized or designated by the appropriate securities regulatory authority as (i) an accredited investor, or (ii) n/a;

For the purposes of the above:

(a)	"financial assets" means cash and securities; and
(b)	"related liabilities" means:
	i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	ii)	liabilities that are secured by financial assets.
All monetary references in the above items (a) through (v) are in Canadian Dollars.

(a)

- # -

(b)

it has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)

it agrees that if it decides to offer, sell or otherwise transfer the Units, it will not offer, sell or otherwise transfer any of such Units directly or indirectly, unless:

(i)

the transfer is to the Issuer;

(ii)

the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(iii)

the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv)

the Units are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and

it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Issuer;

(a)

it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Units will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  ”

(b)

if any of the Units are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Issuer’s transfer agent of an opinion satisfactory to the Issuer to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(c)

it has had the opportunity to ask questions of and receive answers from the Issuer regarding the investment, and has received all the information regarding the Issuer that it has requested;

(d)

it understands that the Issuer or its registrar and transfer agent may not record any transfer of Units without first being notified that such transfer is exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws;

(e)

it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(f)

it understands and acknowledges that the Issuer may not successfully file with the United States Securities and Exchange Commission or with any state securities administrator a registration statement in respect of the resale of the Shares in the United States;

(g)

it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Units; the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of such Shares; in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(h)

it acknowledges that the representations, warranties and covenants contained in this Appendix are made by it with the intent that they may be relied upon by the Issuer in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Units.  It agrees that by accepting Units it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of Units s and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber or any Beneficial Purchaser set forth herein which takes place prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of                                     , 20__.

If a Corporation, Partnership or Other Entity: Name of Entity	If an Individual: Signature
Type of Entity	Print or Type Name
Signature of Person Signing
Print or Type Name and Title of Person Signing